Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Activision, Inc. on Form S-3 of our report dated May 15, 1996, except for
Note 9, as to which the date is June 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Activision, Inc. and Subsidiaries as of March 31, 1996 and for the years ended March 31, 1996 and 1995, which report is included in the annual report on Form 10-K of Activision, Inc. for the fiscal year ended March 31, 1997.

In addition, we consent to the incorporation by reference in this Registration Statement of Activision, Inc. on Form S-3 of our report dated May 15, 1996, except for Note 12, as to which the date is June 10, 1997, on our audits of the consolidated financial statements of Activision, Inc. and Subsidiaries as of March 31, 1996 and for the years ended March 31, 1996 and 1995, which report is included on Form 8-K Current Report of Activision, Inc., dated January 6, 1998.

We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND LLP

Los Angeles, California
February 12, 1998